Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement of Enertopia Corporation on Form S-8 of our report dated November 29, 2011, relating to the consolidated financial statements of Enertopia Corporation appearing in the Annual Report on Form 10-K of Enertopia Corporation for the year ended August 31, 2011.

In addition, we consent to the reference to our firm under the caption "Experts" in the Registration Statement.

MNP LLP

Vancouver, British Columbia, Canada
November 29, 2011